--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                    OCCUPATIONAL HEALTH + REHABILITATION INC
             (Exact name of registrant as specified in its charter)

                       Delaware                          13-3464527
             (State or other jurisdiction of           (I.R.S. Employer
               incorporation or organization)          Identification No.)
                                 --------------

                  175 Derby Street, Suite 36, Hingham, MA       02043
               (Address of Principal Executive Offices)      (Zip Code)

                                 --------------

            Occupational Health + Rehabilitation Inc 1998 Stock Plan
                            (Full title of the plan)

                                 --------------

                                John C. Garbarino
                      President and Chief Executive Officer
                    Occupational Health + Rehabilitation Inc
                           175 Derby Street, Suite 36
                                Hingham, MA 02043
                     (Name and address of agent for service)

                                 --------------

                                 (781) 741-5175
          (Telephone number, including area code, of agent for service)

                                 --------------

                                    Copy to:

                              Donna L. Brooks, Esq.
                              Shipman & Goodwin LLP
                                One American Row
                           Hartford, Connecticut 06103

                                 (860) 251-5000

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                               Proposed
                                                          Proposed              maximum
     Title of securities          Amount to be        maximum offering    aggregate offering          Amount of
       to be registered            registered        price per unit (1)        price (1)          registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001....................            141,000               $3.00               $423,000                $38.92
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the bid and ask price per share of $3.00 on April 16, 2002 as reported on the OTC Board Bulletin.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to the securities registered under this Registration Statement also relates to Registration Statement No. 333-61997, filed August 21, 1998, Registration Statement No. 333-33948, filed April 4, 2000, and Registration Statement No. 333-59578, filed April 26, 2001.
--------------------------------------------------------------------------------

                          STATEMENT PURSUANT TO GENERAL
                            INSTRUCTION E OF FORM S-8

         This registration statement relates to the registration of additional shares of Common Stock, par value $0.001 per share, of Occupational Health + Rehabilitation Inc, the same class of securities as registered on Forms S-8 for Occupational Health + Rehabilitation Inc 1998 Stock Plan, File No. 333-61997, File No. 333-33948, and File No. 333-59578. The contents of the prior Registration Statements are incorporated in this registration statement by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hingham, Commonwealth of Massachusetts, on April 17, 2002.

                                   OCCUPATIONAL HEALTH + REHABILITATION INC

                                   By: /s/ John C. Garbarino
                                       -----------------------------------------
                                       John C. Garbarino,
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints John C. Garbarino his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               -------------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                                       Title                            Date
                    ---------                                       -----                            ----
              /s/John C. Garbarino                  President and Chief Executive Officer       April 17, 2002
-----------------------------------------------
                John C. Garbarino                        (principal executive officer)


                /s/ Keith G. Frey                   Chief Financial Officer and Secretary       April 17, 2002
-----------------------------------------------
                  Keith G. Frey                          (principal financial officer)


              /s/ Janice M. Goguen                  Vice President, Finance and                 April 17, 2002
-----------------------------------------------
                 Janice M. Goguen                        Controller (principal accounting
                                                         officer)

               /s/Edward L. Cahill                  Director                                    April 9, 2002
-----------------------------------------------
                 Edward L. Cahill


              /s/Kevin J. Dougherty                 Director                                    April 9, 2002
-----------------------------------------------
                Kevin J. Dougherty


               /s/Angus M. Duthie                   Director                                    April 11, 2002
-----------------------------------------------
                 Angus M. Duthie

             /s/Steven W. Garfinkle                 Director           April 16, 2002
-----------------------------------------------
               Stevem W. Garfinkle


               /s/Donald W. Hughes                  Director           April 12, 2002
-----------------------------------------------
                 Donald W. Hughes


                /s/Frank H. Leone                   Director           April 13, 2002
-----------------------------------------------
                  Frank H. Leone

                                  Exhibit Index
                                  -------------

Exhibit No.                                 Description
-----------                                 -----------

    5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered.

   23.1             Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).

   23.2             Consent of Ernst & Young LLP.

   23.3             Consent of PricewaterhouseCoopers LLP.

   24.1 Power of Attorney (included in the signature page of this registration statement).

   99.1 Occupational Health + Rehabilitation Inc 1998 Stock Plan, as amended.